Exhibit 10.97

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

SUNPOWER CORPORATION

CONVERTIBLE TERM LOAN NOTE

Certificate Number: ____________	U.S. $_______________
Issue Date: ____________ (the “Issue Date”)

1.	Note.

This Convertible Term Loan Note (this “Note”) is being issued by SunPower Corporation, a Delaware corporation (including any successor corporation, the “Company” or “Issuer”) in favor of the Holder (as defined below) pursuant to the Credit Agreement. Capitalized terms used shall have the respective meanings given to those terms in Section 7 hereof or in the Credit Agreement.

2.	Principal and Interest.

(a)The Company, for value received, hereby promises to pay to Total Gas & Power USA, SAS, a société par actions simplifiéé organized under the laws of the Republic of France, or its registered permitted assigns that constitute Permitted Holders (the “Holder”), the principal sum of U.S. $_________ on the Maturity Date, and to pay interest thereon on this Note from the Issue Date at the interest rate and at the times set forth in the Credit Agreement, until repayment in full at the Maturity Date or upon earlier conversion or prepayment.

(b)This Note shall bear interest payable in cash at the rate set forth in the Credit Agreement. Interest on this Note shall be paid in the manner and times set forth in the Credit Agreement.

(c)Payment of the principal of this Note shall be made upon the surrender of this Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the Holder hereof) (the “Designated Office”), in U.S. dollars to the Holder in immediately available funds to such bank account or bank accounts as the Holder may from time to time designate in writing prior to such payment date.

3.Conversion.

(a)(1)    Subject to the conditions set forth in Section 4 hereof, the Holder of this Note may convert the principal amount of and any accrued and unpaid interest on this Note in whole or in part into Common Stock at any time prior to the close of business on the Maturity Date at the applicable Conversion Price.

The number of shares of Common Stock issuable upon conversion of this Note shall be determined by dividing the principal amount of this Note or portion hereof surrendered for conversion plus any accrued and unpaid interest thereon to the date of conversion by the Conversion Price in effect on the Conversion Date. To convert this Note, the Holder hereof shall: (i) send by facsimile (or otherwise deliver in accordance herewith) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company and (ii) surrender or cause to be surrendered this Note, duly endorsed or assigned to the Company or in blank, along with a copy of the Conversion Notice as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Conversion Notice from the Holder, the Company shall as soon as practicable send, via facsimile, a confirmation to the Holder stating that the Conversion Notice has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company or the transfer agent for the Common Stock that this Note has been lost, stolen or destroyed, delivers the documentation to the Company required by Section 8 hereof and provides sufficient indemnity as may be reasonably required by the Company to save the Company harmless for any loss, liability, cost or expense associated with any such loss, stolen or destroyed certificate. Upon conversion, all principal of and unpaid and accrued interest on this Note shall be deemed to be paid in full (rather than cancelled, extinguished or forfeited).

Subject to the above requirements, as promptly as practicable on or after the Conversion Date and in any event within three (3) Business Days of the Conversion Date, the Company shall issue and deliver to the Holder (i) that number of shares of Common Stock issuable upon conversion of the portion of this Note being converted, in the sole discretion of the Holder and as reflected on the Conversion Notice, either (A) in a certificate or certificates to and in the name of the Holder, or in the name of such other Person as designated by the Holder, or (B) through confirmation of the establishment of an electronic book entry at the Transfer Agent in a segregated account established by the Transfer Agent for the Holder's benefit and registered in the name of Holder, or in the name of such other Person as designated by the Holder, (ii) a new note in the form hereof representing the balance of the principal amount hereof not being converted, if any, and (iii) cash in lieu of any fractional shares pursuant to Section 3(a)(5).

(2)The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note into Common Stock, and only to the extent this Note is deemed to have been converted into Common Stock pursuant to this Section 3.

(3)This Note shall be deemed to have been converted immediately prior to the close of business on the day of delivery of the Conversion Notice in accordance with the foregoing provisions (such day, the “Conversion Date”), and at such time the rights of the Holder of this Note as the Holder hereof shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of this Note on any date that is not a Business Day shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day.

(4)If this Note is converted in part, the Company shall execute and deliver to the Holder a new note equal in principal amount to the unconverted portion of this Note.

(5)The Company will not issue fractional shares of Common Stock upon conversion of this Note. In lieu thereof, the Company will pay an amount in cash for the Current Market Value of the fractional shares. The Current Market Value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Trading Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

(b)In case at any time after the date hereof:

(1)the Company shall declare a dividend (or any other distribution) on its Common Stock;

(2)the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights (other than pursuant to a Stockholder Rights Plan);

(3)there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4)there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company shall cause to be provided to the Holder of this Note in accordance with the provisions of the Credit Agreement at least twenty (20) days (or ten (10) days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A)the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(B)the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

(c)On and after the date of the Stockholder Approval, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock that may be issued upon conversion of this Note will upon issue be fully paid and nonassessable. On and after the date of such Stockholder Approval, the Company shall also cause the shares of Common Stock issuable upon conversion of this Note to be approved for listing on the NASDAQ Global Select Market or such other securities exchange or market as the Common Stock is listed from time to time, subject to official notice of issuance.

(d)Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of this Note. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Note, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(e)If any of following events occur:

(1)any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

(2)any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3)any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then this Note shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that the Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had this Note been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance.

The above provisions of this Section shall apply to successive or series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

4.	Conditions to Conversion.

(a)Conversion Triggers. The Holder may convert this Note at the option of the Holder at any time after the first to occur of any of the following conversion triggering events (the “Conversion Triggering Event Date”):

(i)	the entire principal amount of this Note (including accrued interest) is not repaid within six months after the Issue Date;

(ii)
the ratio of Gross Financial Indebtedness at the end of any completed fiscal quarter following the Issue Date to EBITDA for the four completed fiscal quarters immediately preceding such quarter of the Company exceeds 3.5 to 1.0 (or, for the quarters in the fiscal year ending in 2012, 4.0 to 1.0); or

(iii)	the Maximum Drawn Support Amount exceeds $200 million (each of (i), (ii) or (iii), a “Conversion Triggering Event”);

in each case, subject to the terms and conditions of the Credit Agreement and Sections 4(c) and (d) hereof. On or after the Conversion Triggering Event Date, the Holder may convert this Note at any time without regard to any of the Conversion Trigger Events, subject to the terms and conditions of the Credit Agreement and Sections 4(c) and (d) hereof.

(b)Conversion Related to Reborrowed Amounts. Without limiting the foregoing, but subject to Sections 4(c) and (d) hereof, if this Note was issued within six months after another Convertible Loan Note was repaid in full prior to the date that was six months after its date of issuance (such other Convertible Loan Note, the “Applicable Repaid Note”), and if such Applicable Repaid Note was not otherwise converted in full, then an amount up to (i) the principal amount of the Applicable Repaid Note that has been repaid, minus (ii) the principal amount of any other Convertible Loan Note that was converted by operation of this paragraph with respect to the Applicable Repaid Note (but not in excess of the principal amount of this Note), may be converted at the option of the Holder at any time on and after the date that is the number of days after the Issue Date that equals the number of days less than 180 days after the date of issuance of the Applicable Repaid Note that the Applicable Repaid Note was repaid.

(c)Stockholder Approval Condition to Convert Note. This Note shall not be convertible by Holder prior to the date the Company obtains stockholder approval (“Stockholder Approval”) with respect to the issuance of shares of Common Stock upon conversion of this Note in the manner set forth in the Funding Agreement.

(d)Holder's Conversion Limitations. So long as the Company has at least $25 million aggregate principal amount of Convertible Notes outstanding, the Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such issuance after conversion as set forth on the Conversion Notice, the Holder would, directly or indirectly, including through one or more wholly-owned subsidiaries, become the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of more than 74.99% of the voting power of the Company's capital stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body). Upon request by Holder, the Company shall obtain a written statement from its Transfer Agent setting forth the number of shares of Common Stock outstanding.

5.Events of Default.

(a)If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare due and payable the principal of this Note plus any accrued and unpaid interest to the date of payment in the manner set forth in the Credit Agreement. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

(b)If an Event of Default with respect to this Note occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the defaulted payment or interest due and payable on this Note or to enforce the performance of any provision of this Note.

(c)Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, (i) to receive payment of the principal, or interest in respect of this Note, on or after the respective due dates, (ii) except as provided in Section 4(d), to convert this Note in accordance with Section 3, or (iii) to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(d)If the Holder has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(e)Except as otherwise provided herein, no right or remedy conferred in this Note upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(f)No delay or omission of the Holder of this Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 5 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

(g)The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.

6.Consolidation, Merger, Etc.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note in accordance with the provisions of the Credit Agreement.

7.Definitions. Unless otherwise defined in the Credit Agreement, the following capitalized terms shall have the following respective meanings when used herein:

“Applicable Repaid Note” has the meaning set forth in Section 4(b) hereof.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 3(e) hereof, shares assumable on conversion of the Securities shall include only shares of the class designated as Common Stock, par value U.S. $0.001 per share, of the Company at the date of execution of this Note or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so assumable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Date” means the date on which the Holder has satisfied all the requirements to convert this Note pursuant to Section 3(a).

“Conversion Notice” has the meaning set forth in Section 3(a)(1) hereof.

“Conversion Price” shall mean the Trading Price of the Company's Common Stock on the Trading Day immediately preceding the Conversion Date.

“Conversion Shares” means those shares of Common Stock issuable upon conversion of this Note.

“Convertible Notes” means the Company's 4.75% Senior Convertible Debentures due 2014 and 4.5% Senior Convertible Debentures due 2015.

“Conversion Triggering Event” has the meaning set forth in Section 4(a) hereof.

“Conversion Triggering Event Date” has the meaning set forth in Section 4(a) hereof.

“Credit Agreement” means that certain Revolving Credit and Convertible Loan Agreement dated February 28, 2012, between the Company and Total Gas & Power USA, SAS, as amended from time to time.

“Current Market Value” means the average of the Trading Prices of the Common Stock on the applicable measurement date.

“Designated Office” has the meaning set forth in Section 2(c) hereof.

“EBITDA” has the meaning set forth in the Funding Agreement.

“Event of Default” has the meaning set forth in the Credit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Gross Financial Indebtedness” has the meaning set forth in the Funding Agreement.

“Holder” has the meaning set forth in Section 2(a).

“Issue Date” has the meaning set forth in the heading of this Note.

“Permitted Holders” means any Affiliates of the Holder.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Security Register” means the register or other ledger maintained by the Company that records the record owners of the Securities.

“Stockholder Approval” has the meaning set forth in Section 4(c).

“Trading Day” means:

(i)if the applicable security is listed on the NASDAQ Global Select Market, a day on which the NASDAQ Global Select Market is open for business;

(ii)if that security is not listed on the NASDAQ Global Select Market, a day on which trades may be made on the New York State Exchange;

(iii)if that security is not so listed on the NASDAQ Global Select Market and not listed on the New York Stock Exchange, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

(iv)if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trading Price” of a security on any date of determination means:

(i)the closing sales price (or if not closing sales price is reported, the average of the bid and ask prices or, if more than once in either case, the average of the average bid and the average ask prices) as reported by the NASDAQ Global Select Market on such date;

(ii)if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

(iii)if such security is not listed for trading on the NASDAQ Global Select Market or the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(iv)if such security is not listed on a U.S. national or regional securities exchange, the last price quoted by OTC Markets Group Inc. for such security on such date or, if

OTC Markets Group Inc. is not quoting such price, a similar quotation service selected by the Company;

(v)if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(vi)if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

8.	Miscellaneous.

(a)No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as herein provided.

(b)The Company will give prompt written notice to the Holder of this Note of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Note shall be given in the manner set forth in the Credit Agreement.

(c)Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

(d)(1)    The transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)On or after the Issue Date, the Holder may transfer this Note or the Conversion Shares to any Person:

(A)pursuant to a registration statement that is, at the time of such transfer, effective under the Securities Act;

(B)pursuant to Rule 144 promulgated under the Securities Act; or

(C)in a transaction otherwise exempt from the registration requirements of the Securities Act (subject to the requirements of such exemption).

(3)Notwithstanding the foregoing, the following terms and conditions will apply to each transfer provided for in Section 8(e)(2) above:

(A)in the case of a transfer pursuant to Section 8(d)(2)(A) or (B), as a condition precedent to such transfer, unless otherwise agreed by the Company in writing, the transferor must deliver an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; and

(B)no Holder that is subject to the Company's then-applicable insider trading policy may transfer any of the Securities or any Conversion Shares except to the extent permitted under such trading policy.

(4)By its acceptance of this Note, each Holder (i) shall be deemed to have acknowledged and agreed to the restrictions on transfer described in this Section, and to have acknowledged that the Company will rely upon the truth and accuracy of such acknowledgement and agreement and (ii) agrees to the imprinting of the following legend on any certificate or book-entry evidencing this Note and the Conversion Shares:

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(5)Upon presentation of this Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder's attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, this Note shall be transferred on the Security Register, and a new note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Securities shall be subject to such additional restrictions as are set forth in the legends on the Securities.

(6)Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new note of like tenor and dated as of such cancellation, in lieu of such note.

(7)Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the approval of the Company and the Holders. Each Holder of this Note by its acceptance hereof acknowledges and agrees that the subordination provisions of this instrument are for the benefit of the holders of the Senior Indebtedness and that, accordingly, no provision of Section 9 hereof may be amended or otherwise modified without the prior written consent of each holder of Senior Indebtedness at such time outstanding.

(e)THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated: ____________, 20[ ]

SUNPOWER CORPORATION
By:
Name:
Title:

EXHIBIT A

CONVERSION NOTICE

The undersigned holder of this Note hereby warrants and represents that the holder is not currently in possession of any material non-public information in violation of the Company's Insider Trading policy and irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof below designated, into Common Stock in accordance with the terms of this Note, and directs that such shares, together with a check in payment for any fractional share and any Note representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

[Holder]

By:
Name:
Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person's name and address:

Name

Address

Social Security or other Taxpayer Identification Number, if any

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $___________

2.Principal amount and denomination of Note representing unconverted principal amount to be issued:

Amount: U.S. $________

Denominations: U.S. $________ (any integral multiple of U.S. $1,000)

3.    (Select one option below):

Please issue a certificate or certificates representing Conversion Shares in such name or names as specified below:

(Name and Address)

Please establish an electronic book entry at the Transfer Agent in a segregated account established by the Transfer Agent for the benefit of and registered in the name of such name or names as specified below:

(Name and Address)